Consent of Independent Auditors
We consent to the incorporation by reference in Registration Statements Form S-8 (Nos. 333-289498, 333-282992, 333-278547, 333-266239) and Form S-3 (Nos. 333-284534, 333-283101, 333-264972, 333-273393) of SoundHound AI, Inc. of our report dated November 14, 2025, relating to the consolidated financial statements of Interactions Corporation as of and for the year ended December 31, 2024 appearing in this Current Report on Form 8-K/A of SoundHound AI, Inc.

/s/ Ernst & Young LLP

November 14, 2025